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                                                                  Exhibit 10.7.1


                                 EMPLOYMENT AGREEMENT


          EMPLOYMENT AGREEMENT, dated as of July __, 1998 by and between priceline.com LLC, a Delaware limited liability company ("PriceLine") and Mr. Timothy Brier, a resident of the State of Connecticut (the "Employee").

     WHEREAS, PriceLine desires that the Employee serve, and the Employee desires to serve, as the Executive Vice President of PriceLine and the President of PriceLine Travel, Inc. ("PriceLine Travel"), under the terms and conditions of this Agreement.

          NOW, THEREFORE, intending to be legally bound hereby, the parties agree as follows:

          1.   EMPLOYMENT.

          (a) PriceLine hereby agrees to employ the Employee, and the Employee hereby agrees to serve, as the Executive Vice President of PriceLine and the President of PriceLine Travel, upon the terms and subject to the conditions set forth herein.

          (b) During the Term (as defined herein), the Employee shall serve as the Executive Vice President of PriceLine and the President of PriceLine Travel and shall have such responsibilities, duties and authority consistent with such positions as may from time to time be determined by the board of managers of PriceLine.

          (c) During the Term, the Employee shall diligently and faithfully serve PriceLine and PriceLine Travel and shall devote substantially all of his working time and efforts to the business and affairs of PriceLine and PriceLine Travel other than any such time that the Employee devotes to fulfilling his obligations under his consulting agreement with NewSub Services, Inc.

          2. TERM. Subject to Section 5 hereof, the term of the employment by PriceLine of the Employee pursuant to this Agreement (the "Term") is for



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an initial period commencing on the date hereof and terminating on December 31,
2000.

          3.   COMPENSATION.

          (a) BASE SALARY. In partial consideration of the Employee's services to be rendered pursuant hereto and the Employee's agreement to the covenants and restrictions set forth in Section 8 hereof, PriceLine shall pay to the Employee, effective as of the date hereof, an annual base salary of $250,000 (the "Base Salary"), such salary to be payable to the employee in semi-monthly installments in accordance with PriceLine's customary payroll practices.

          (b)  AIRLINE PARTICIPATION BONUS.

               (i) In partial consideration for the services to be rendered pursuant hereto and the Employee's agreement to the covenants and restrictions set forth in Section 8 hereof, PriceLine shall pay Employee a cash bonus (the "Airline Participation Bonus") in the amount of:

                    (A) $12,500 for each domestic air carrier that is participating in PriceLine's priceline.com website ("priceline.com") within 180 days of the day on which the 5,000th airline ticket is sold through priceline.com (the "Launch Date") and an additional $12,500 in the event that at least 10,000 tickets on such air carrier are sold through priceline.com during the one-year period commencing on the Launch Date and ending on the first anniversary of the Launch Date; and

                    (B) $5,000 for each consolidator and foreign flag air carrier that is participating in priceline.com within 180 days of the Launch Date and an additional $5,000 in the event that at least 3,000 tickets from any such consolidator or 2,500 tickets on any such air carrier, as the case may be, are sold through priceline.com during the one-year period commencing on the Launch Date and ending on the first anniversary of the Launch Date.

               (ii) Subject to PriceLine's right to withhold any Airline Participation Bonus payment to repay any outstanding amount borrowed by Employee pursuant to Section 3(b)(iii), each Airline Participation Bonus payable pursuant to this Section 3(b) shall be payable within ten days of meeting the respective ticket sales threshold amount.


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               (iii)  Employee shall be permitted to borrow against the Airline
Participation Bonus an amount not to exceed the lesser of (A) $200,000 and (B) an amount equal to the amount of the unpaid Airline Participation Bonus payments Employee would be entitled to receive if all of the airlines and consolidators participating in priceline.com on the Launch Date exceeded their respective ticket sales threshold amounts (the "Loan"). Interest shall accrue on any outstanding amount of the Loan at the rate of 10% compounded semi-annually ("Interest"). Notwithstanding anything to the contrary in this Agreement, PriceLine shall be permitted to repay any outstanding amount of the Loan and the Interest by withholding (A) Airline Participation Bonus payments and (B) any payments to be made pursuant to Section 5 of this Agreement. Employee shall be required to repay any amount of the Loan and Interest that is outstanding on December 31, 1999.

          (c) COMPENSATORY BONUS. In the event that Employee's combined cash compensation from his CAP Systems Consulting Agreement dated February 1, 1998 and from PriceLine, including the Airline Participation Bonus, is less than $500,000 per annum (the "Current Compensation"), PriceLine shall pay Employee a compensatory bonus (the "Compensatory Bonus") equal to 0.5% of the amount by which PriceLine's total annual revenues (calculated on a calendar year basis) exceed $50,000,000; PROVIDED, HOWEVER, that the Compensatory Bonus shall not exceed the lesser of (i) $250,000 and (ii) the amount by which the Employee's Current Compensation is less than $500,000.

          (d) ISSUANCE OF PRICELINE UNITS. In partial consideration for the services to be rendered pursuant hereto and the Employee's agreement to the covenants and restrictions set forth in Section 8 hereof, PriceLine shall issue and deliver to the Employee on the date of this Agreement a certificate or certificates representing 1,200,000 common equity units of PriceLine Units ("PriceLine Units") (representing approximately 1.75% of PriceLine's estimated capitalization on the Launch Date), free and clear of any lien, encumbrance, security interest, mortgage, pledge, charge, claim, option, right of first refusal or call, or restriction of any kind, other than the restrictions provided for herein. Upon such delivery of PriceLine Units, the Employee shall agree in writing to be bound by the terms and conditions of the Limited Liability Company Agreement dated as of July 18, 1997 by and among PriceLine and its members (as the same may be amended through the time of exercise or any successor agreement) and any other agreement pertaining to the rights of equity holders of PriceLine, and will, if requested by PriceLine, execute a separate statement to such effect.


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          (e)  PRICELINE OPTION.

               (i) In partial consideration for the services to be rendered pursuant hereto and the Employee's agreement to the covenants and restrictions set forth in Section 8 hereof, PriceLine hereby grants to the Employee, effective as of the date hereof, an option (the "Option") to purchase, on the terms set forth in this Section 3(e), up to 1,750,000 PriceLine Units, which represent approximately 2.55% of PriceLine's estimated capitalization on the Launch Date.

               (ii) The Option is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

               (iii) The Option is exercisable at an aggregate exercise price of $1,750,000, or a per security exercise price of $1.00 per PriceLine Unit.

               (iv) Subject to Section 5 hereof, the Option shall become exercisable as to (A) 750,000 of the PriceLine Units underlying the Option on the Launch Date; (B) 500,000 of the PriceLine Units underlying the Option on the first anniversary of the Launch Date; and (C) 500,000 of the PriceLine Units underlying the Option on the second anniversary of the Launch Date.

               (v) Except as otherwise specifically provided for in this Agreement, the Option shall be governed by the terms of the Omnibus PriceLine Option Plan and related Option Agreement.

          (f)  BENEFITS.

               (i) During the Term, PriceLine shall provide the Employee with health, welfare and insurance benefits to the extent and on the same terms as it provides such benefits to its executive officers; PROVIDED, HOWEVER, that such benefits shall be provided on terms no less favorable than the terms of the benefits the Employee received while he was employed by NewSub Services, Inc., a Connecticut corporation.

               (ii) Notwithstanding anything to the contrary contained herein, upon termination of this Agreement, Employee shall have the right to continue to participate in PriceLine's medical plan, at a cost equal to PriceLine's average capita cost for health insurance, for a period of time equal to the product


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of five multiplied by the number of years, including partial years, Employee was employed by PriceLine (for purposes of this calculation, Employee shall be deemed to have commenced employment with PriceLine on January 1, 1998);
PROVIDED, HOWEVER, that such right shall terminate if Employee accepts other full-time employment with an entity that offers the Employee health insurance that is comparable to the health insurance provided to the Employee by PriceLine.

               (iii) PriceLine will purchase and maintain during the Term a term life policy for Employee in the face amount equal to 3.5 times the Base Salary; PROVIDED, HOWEVER, that PriceLine shall not be required to pay in excess of $25,000 per annum with respect to such policy.

               (iv) The Employee also shall be entitled to participate in and receive any fringe benefits or perquisites which may become available to PriceLine's executive officers.

          4. BUSINESS EXPENSES. The Employee shall be reimbursed for all reasonable direct, out-of-pocket business expenses incurred by him in connection with his employment (including, without limitation, expenses for travel and entertainment incurred in conducting or promoting business for PriceLine and PriceLine Travel and home office expenses) upon timely submission by the Employee of receipts and other documentation as required by the Code and in accordance with the normal expense reimbursement policies of PriceLine; PROVIDED, HOWEVER, that Employee shall not be entitled to an automobile allowance.

          5. TERMINATION.

          (a) DEATH. The employment by PriceLine of the Employee pursuant to this Agreement shall be terminated upon the death of the Employee. In the event that this Agreement is terminated pursuant to this Section 5(a), (i) the Employee's spouse or heirs shall be entitled to (A) the Base Salary and benefits to be paid or provided to the Employee under this Agreement through the Date of Termination (as defined herein), (B) the Base Salary and benefits to be paid or provided to the Employee under this Agreement for the period commencing on the day after the Date of Termination and ending on the later of (x) the six (6) month anniversary of the Date of Termination or (y) the first anniversary of the date of this Agreement, (C) any Airline Participation Bonus or Compensatory Bonus payments Employee would have been entitled to receive under this Agree-


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ment if the Employee had not been terminated pursuant to this Section 5(a) and
(ii) the Employee's executor, administrator or other person entitled by law to his rights under the Option shall be entitled to exercise the Option in accordance with the terms set forth in Section 3 as though the Employee had not been terminated and vested Options shall be exercisable at any time prior to the later of (A) one year after the Date of Termination and (B) ninety days after the third anniversary of the date of this Agreement. To the extent not exercisable pursuant to Section 3 hereof or this Section 5(a), the Option shall immediately terminate on the Date of Termination.

          (b) DISABILITY. The employment by PriceLine of the Employee pursuant to this Agreement may be terminated by written notice to the Employee at the option of PriceLine, in the event that the Employee becomes unable to perform his duties and responsibilities by reason of physical or mental illness or accident for any six (6) consecutive month period. In the event that this Agreement is terminated by PriceLine pursuant to this Section 5(b), the Employee shall be entitled to (i) the Base Salary and benefits to be paid or provided to the Employee under this Agreement through the Date of Termination; (ii) the Base Salary and benefits to be paid or provided to the Employee under this Agreement for the period commencing on the day after the Date of Termination and ending on the later of (A) the six (6) month anniversary of the Date of Termination or (B) the first anniversary date of this Agreement; (iii) any Airline Participation Bonus or Compensatory Bonus payments Employee would have been entitled to receive under this Agreement if the Employee had not been terminated pursuant to this Section 5(b) and (iv) exercise the Option in accordance with the terms set forth in Section 3 as though the Employee had not been terminated and vested Options shall be exercisable at any time prior to the later of (A) one year after the Date of Termination and (B) ninety days after the third anniversary of the date of this Agreement. To the extent not exercisable pursuant to Section 3 hereof or this Section 5(b), the Option shall immediately terminate on the Date of Termination.

          (c) BY PRICELINE FOR CAUSE. This Agreement may be terminated by PriceLine by written notice to the Employee ("Notice of Termination") upon the occurrence of any of the following events (each of which shall constitute "Cause" for termination): (i) the commission by the Employee of any act of gross negligence, incompetence, fraud or dishonesty causing harm to PriceLine; (ii) the conviction of the Employee of a felony; (iii) intentional obtainment by the Employee of personal gain, profit or enrichment at the expense of PriceLine or from any transaction in which the Employee has an interest which is adverse to


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the interest of PriceLine, unless the Employee shall have obtained the prior written consent of the board of managers of PriceLine; (iv) acts by the Employee in a manner which is materially detrimental or damaging to PriceLine's reputation, business operations or relations with its employees, suppliers or customers; or (v) any material breach by the Employee of this Agreement, including, without limitation, a breach of Section 1 or 8 hereof or the Confidentiality Agreement (as defined herein), which breach, if able to be corrected, remains uncorrected for a period of thirty (30) days after receipt by the Employee of written notice from PriceLine setting forth the breach; PROVIDED, HOWEVER, Cause shall expressly not include the following: (x) bad judgement or negligence on behalf of the Employee and (y) an act or commission believed in good faith by the Employee not to be contrary to the interests of PriceLine. In the event the employment by PriceLine of the Employee is terminated pursuant to this Section 5(c), the Employee shall be entitled to the Base Salary and benefits to be paid or provided to the Employee under this Agreement through the Date of Termination and the Option, whether or not then exercisable, may not be exercised at any time on or after the Date of Termination.

          (d) BY PRICELINE WITHOUT CAUSE. The employment by PriceLine of the Employee pursuant to this Agreement may be terminated by PriceLine at any time without Cause by delivery of a Notice of Termination to the Employee. In the event that the employment by PriceLine of the Employee pursuant to this Agreement is terminated by PriceLine pursuant to this Section 5(d), the Employee shall be entitled to (i) the Base Salary, Airline Participation Bonus, Compensatory Bonus and benefits to be paid or provided to the Employee under this Agreement through the Date of Termination; (ii) the Base Salary, Airline Participation Bonus, Compensatory Bonus and benefits to be paid to the Employee under this Agreement for the period commencing on the day after the Date of Termination and ending on the later of (x) the first anniversary of the Date of Termination or (y) December 31, 2000, payable in monthly installments; and
(iii) exercise the Option in accordance with the terms set forth in Section 3 as though the Employee had not been terminated and vested Options shall be exercisable at any time prior to ninety days after the third anniversary of the date of this Agreement.

          (e) BY THE EMPLOYEE. The employment of the Employee by PriceLine pursuant to this Agreement may be terminated by the Employee at any time by delivery of a written notice of resignation to PriceLine ("Notice of Resignation"). In the event the employment by PriceLine of the Employee pursu-


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ant to this Agreement is terminated by the Employee pursuant to this Section
5(e), the Employee shall be entitled to (i) the Base Salary and benefits to be paid or provided to the Employee under this Agreement through the Date of Termination and (ii) exercise the Option, as to the number and type of securities for which the Option then would be exercisable, at any time prior to 90 days after the Date of Termination.

          (f)  DATE OF TERMINATION.  The Employee's Date of Termination shall be
(i) if the Employee's employment by PriceLine is terminated pursuant to Section 5(a) hereof, the date of his death, (ii) if the Employee's employment by PriceLine is terminated pursuant to Section 5(b) hereof, the last day the Employee worked, (iii) if the Employee's employment by PriceLine is terminated pursuant to Section 5(c) or 5(d) hereof, the date on which a Notice of Termination is given and (iv) if the Employee's employment by PriceLine is terminated pursuant to Section 5(e) hereof, the date on which a Notice of Resignation is given.

          6.   REPRESENTATIONS.

          (a) PriceLine represents and warrants that (i) this Agreement has been authorized by all necessary corporate action of PriceLine and is a valid and binding agreement of PriceLine enforceable against it in accordance with its terms and (ii) all PriceLine Units which may be issued pursuant to this Agreement shall be, when issued in accordance with the terms of this Agreement, duly authorized, validly issued, fully paid and nonassessable and free of any preemptive rights in respect thereto.

          (b) The Employee represents and warrants that he is not a party to any agreement or instrument which would prevent him from entering into or performing his duties in any way under this Agreement and that this Agreement is a valid and binding agreement of the Employee enforceable against him in accordance with its terms.

          7.   LIMITATION ON TRANSFER OF SECURITIES.

          (a) The Employee shall not, directly or indirectly, offer, transfer, sell, assign, pledge, encumber, hypothecate or otherwise dispose of all or part of the securities issued pursuant to this Agreement or solicit any offers to purchase or otherwise acquire or take a pledge of all or part of such securities without the prior written consent of PriceLine; PROVIDED, HOWEVER, that the


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foregoing restrictions shall not apply if PriceLine that has issued common equity securities in a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), other than a registration statement filed on Form S-8, or any successor form thereto, or any other applicable form with respect to the issuance of common equity securities to be issued or granted to employees, managers, officers or directors of PriceLine, in an amount not to exceed 15% of the common equity securities of the issuer then outstanding on a fully diluted basis.

          (b) In the event of any purported or attempted transfer by the Employee of all or part of the securities issued pursuant to this Agreement that does not comply with this Agreement, the purported transferee or successor shall not be deemed to be a security holder of PriceLine for any purpose and shall not be entitled to any of the rights of a security holder, including, without limitation, the right to vote or to receive any dividends or other distributions on or with respect to such securities.

          (c) Notwithstanding the foregoing, no provision hereof is intended to prohibit the transfer of the securities issued pursuant to this Agreement (i) upon the death of the Employee, by operation of laws of inheritance and descent to the Employee's personal representatives, executors, administrators, testamentary trustees, legatees or beneficiaries or (ii) by gift to a spouse, child, other descendant or any other United States citizen, PROVIDED that such person is reasonably satisfactory to PriceLine, or to a trust established for the benefit of such person (each transferee referred to in clause (i) or (ii) being a "Permitted Transferee"); and PROVIDED, FURTHER, that (i) any and all such Permitted Transferees shall agree in writing to be bound by the terms of this Agreement, a copy of which writing shall be filed with the issuer of such securities and (ii) any such securities so transferred shall continue to be subject to this Agreement.

          (d) The Employee acknowledges that he is aware that there are substantial restrictions on the transferability of the securities issued pursuant to this Agreement. In addition to the restrictions set forth above, since the securities issued pursuant to this Agreement will not be, and the Employee has no right to require that such securities be, registered under the Act, such securities may not be sold unless such sale is exempt from such registration under the Act. The undersigned further acknowledges that the Employee shall be responsible for compliance with all conditions on transfer imposed by any state "blue sky" or securities law administrator.


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          (e)  Each certificate representing the securities (other than the
PriceLine Option) issued to the Employee pursuant to this Agreement shall bear substantially the following legend:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, ENCUMBRANCE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE EMPLOYMENT AGREEMENT DATED AS OF JULY __, 1998. IN ADDITION TO THE RESTRICTIONS ON TRANSFER SET FORTH IN SUCH AGREEMENT, NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, ENCUMBRANCE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER (THE "ACT"), AND ALL APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS OR (B) IF SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, ENCUMBRANCE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF THE ACT AND, IF REQUIRED BY THE COMPANY, THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL FOR THE HOLDER, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY, TO THAT EFFECT. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF THE AFORESAID AGREEMENT.

          8. CONFIDENTIALITY; NON-COMPETITION. As a condition to PriceLine's willingness to enter into this Agreement and in partial consideration of the grant of the Option, the Employee agrees to the covenants and restrictions set forth in this Section 8.


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          (a)  The Employee agrees that, during the Term and for a period of two
(2) years thereafter, he shall not, directly or indirectly, induce or solicit
(or authorize or assist in the taking of any such actions by any third party) any employee or consultant of PriceLine or PriceLine Travel or any of their affiliates to leave his or her business association with such entity.

          (b) The Employee acknowledges and agrees that, during the course of the provision of the Employee's services to PriceLine and PriceLine Travel, the Employee may be exposed to confidential, proprietary or sensitive data and information concerning the business and affairs of PriceLine and PriceLine Travel, and that all such data and information constitutes a protectable business interest of PriceLine and PriceLine Travel. In furtherance of such business interest, the Employee is contemporaneously herewith executing and delivering to PriceLine the standard consultant confidentiality agreement PriceLine (the "Confidentiality Agreement").

          (c) The Employee agrees that he will not at any time during the Term and, (i) for a period of one (1) year following the Date of Termination, directly or indirectly, own any interest in, operate, join, control or participate as a director, stockholder, owner, partner, principal, officer or agent of, enter into the employment of, act as a consultant to, or perform any services for, any entity that is engaged anywhere in the United States of America in a business substantially similar to PriceLine or PriceLine Travel whereby customers are directed to make an offer to purchase goods and services and such demand is provided to potential sellers. Notwithstanding anything herein to the contrary, this Section 8 shall not prevent the Employee from acquiring securities representing not more than one percent (1%) of the outstanding voting securities of any publicly held corporation. It is the desire and intent of the parties that the provisions of this Section 8(c) shall be enforced to the fullest extent permitted under applicable law. If all or part of this Section 8(c) is held invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect. If any part of this Section 8(c) is ultimately determined to be excessively broad as to duration, scope, activity or subject, such part will be construed by limiting and reducing it so as to be enforceable to the maximum extent compatible with applicable law.

          (d) The Employee acknowledges and agrees that each of the covenants set forth in this Section 8 and in the Confidentiality Agreement are reasonable and necessary for the protection of PriceLine's and PriceLine Travel's


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business interests, that irreparable injury will result to PriceLine and
PriceLine Travel if the Employee breaches any of the terms of said covenants, and that in the event of the Employee's actual or threatened breach of any such covenants, PriceLine and PriceLine Travel will have no adequate remedy at law. The Employee accordingly agrees that in the event of any actual or threatened breach by the Employee of any of said covenants, PriceLine and PriceLine Travel shall be entitled to immediate injunctive and other equitable relief without bond and without the necessity of showing actual monetary damages. Notwithstanding the provisions of Section 15 hereof, such equitable relief may be sought in any court of competent jurisdiction. Nothing contained herein shall be construed as prohibiting PriceLine from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages which it is able to prove.

          (e) The provisions of this Section 8 shall survive the expiration or termination of this Agreement, and any of the arrangements contained herein, and shall be binding upon the Employee's corporate or personal successors and assigns.


          9. SUCCESSORS; BINDING AGREEMENT. This Agreement is a personal contract and the rights and interests of the Employee hereunder may not be sold, transferred, assigned, pledged, encumbered or hypothecated by him, except as otherwise expressly permitted by the provisions of this Agreement. This Agreement shall inure to the benefit of the parties hereto and their respective representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

          10. ENTIRE AGREEMENT. This Agreement and the Confidentiality Agreement contain all of the understandings between the parties hereto pertaining to the matters referred to herein, and supersedes any other undertakings and agreements, whether oral or in writing, previously entered into by them with respect thereto. The Employee represents that, in executing this Agreement, he does not rely and has not relied upon any representation or statement not set forth herein made by PriceLine with regard to the subject matter or effect of this Agreement or otherwise.

          11. AMENDMENT, MODIFICATION AND WAIVER. No provision of this Agreement may be amended, modified or waived unless such amendment, modifi-


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cation or waiver is agreed to in writing, signed by the Employee and a duly authorized officer of PriceLine. No waiver by any party hereto of any breach by another party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time.

          12. NOTICES. Any notices, requests, demands, waivers or other communications required or permitted to be given hereunder shall be in writing and shall be deemed given when delivered personally, sent by courier or facsimile or registered or certified mail, postage prepaid, return receipt requested, by reputable overnight courier (receipt of which is confirmed) addressed to the party concerned at the address indicated below or to such other address as such party may subsequently give notice hereunder in writing:

          To the Employee at:

               Mr. Timothy Brier
               Five High Ridge Park
               Stamford, Connecticut  06905-1325
               Telecopier:  (203) 614-3234

          To PriceLine at:

               priceline.com LLC
               Five High Ridge Park
               Stamford, Connecticut  06905-1325
               Telecopier:  (203) 614-3234
               Attention:  Mr. Jay Walker


All such notices, requests, demands, waivers and communications shall be deemed to have been given on the date on which so hand-delivered, on the third business day following the date on which so mailed, on the next business day following the date on which delivered to such overnight courier and on the date of such facsimile transmission and confirmation, except for a notice of change of person or address, which shall be effective only upon receipt thereof.

          13. SEVERABILITY. If for any reason any provision of this Agreement shall be held invalid, such invalidity shall not affect any other provision of


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this Agreement not so held invalid, and all other such provisions shall to the full extent consistent with law continue in full force and effect. If any such provision shall be held invalid in part, such invalidity shall in no way affect the rest of such provision which, together with all other provisions of this Agreement, shall likewise to the full extent consistent with law continue in full force and effect.

          14. SURVIVORSHIP. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

          15.  GOVERNING LAW; JURISDICTION; ARBITRATION.

          (a) This Agreement will be governed by and construed in accordance with the laws of the State of Connecticut, without regard to its conflicts of laws principles.

          (b)  The parties hereto hereby irrevocably:

               (i) agree that any suit, action or other legal proceeding arising out of this Agreement, or any of the transactions contemplated hereby, may be brought in the courts of record of the State of Connecticut or the courts of the United States located in the State of Connecticut;

               (ii) consent to the jurisdiction of each such court in any such suit, action or proceeding;

               (iii) waive any objection to the laying of venue of any such suit, action or proceeding in any of such courts; and

               (iv) agree that Connecticut is the most convenient forum for litigation of any such suit, action or proceeding.

          (c) If any dispute arising under this Agreement is not settled promptly in the ordinary course of business, the parties shall seek to resolve any such dispute between them, first, by negotiating promptly with each other in good faith. If the parties are unable to resolve the dispute between them within twenty (20) business days (or such period as the parties shall otherwise agree) through these negotiations, then any such disputes shall be settled by binding arbitration in accordance with this Agreement and the following procedures:


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

               (i) Any arbitration shall be conducted in accordance with the Commercial Rules of the American Arbitration Association (the "AAA") then in effect.

               (ii) Either party shall serve upon the other parties a written demand that the dispute be arbitrated, specifying in reasonable detail the nature of the dispute to be submitted to arbitration.

               (iii) Within thirty (30) days after service of a demand for arbitration, the parties shall attempt to agree upon a single arbitrator.

               (iv) In the event the parties cannot agree upon a single arbitrator, any party may request the AAA to appoint an arbitrator in accordance with its rules; except that if the parties fail to agree upon an arbitrator from the persons named by the AAA or if for any reason the appointment cannot be made from the lists submitted by the AAA, then the Employee and PriceLine shall each appoint an arbitrator within seven (7) days thereafter and the third arbitrator shall be appointed by the AAA.

               (v) The arbitration proceeding shall be held in Stamford, Connecticut.

               (vi) The arbitrators shall have no power or authority to add to or detract from the agreements of the parties. The arbitrators shall have no authority to award punitive, exemplary, consequential, special, indirect or incidental damages.

               (vii) The expenses of arbitration shall be borne equally by the Employee and PriceLine unless the arbitrators determine that one of the parties has not proceeded in good faith with respect to the matters submitted for arbitration, in which case, such party shall bear fully the expenses of arbitration.

               (viii) Judgment may be entered on any arbitration award in any court of competent jurisdiction.



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

          16. HEADINGS. All descriptive headings of sections and paragraphs in this Agreement are intended solely for convenience, and no provision of this Agreement is to be construed by reference to the heading of any section or paragraph.

          17. SPECIFIC PERFORMANCE. Each party hereto acknowledges that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement by such party and that any such breach would cause the other parties irreparable harm. Accordingly, each party hereto also agrees that, in the event of any breach or threatened breach of the provisions of this Agreement by such party, the other parties shall be entitled to equitable relief without the requirement of posting a bond or other security, including in the form of injunctions and orders for specific performance, in addition to all other remedies available to such other parties at law or in equity.

          18. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.









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

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                         EMPLOYEE



                         /s/ Timothy Brier
                         -----------------------------------
                         Timothy Brier


                         priceline.com LLC



                         By: /s/ Jay M. Walker
                            --------------------------------
                         Name:
                              ------------------------------
                         Title:
                               -----------------------------





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